EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Posts Record Earnings of $0.38 Per Share in the Second Quarter

•	Earnings before special charges increase 52% to $0.39 per share as revenues rise 25%

•	Shipments of delayed project orders boost Energy Products segment results

•	Market conditions remain favorable in primary markets

Burlington, MA, August 4, 2005

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control products for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the second quarter ended July 3, 2005. Net income for the second quarter of 2005 was $6.2 million, or $0.38 per diluted share, compared to $4.1 million, or $0.26 per diluted share, for the 2004 second quarter. Revenues for the 2005 second quarter were $118.7 million, an increase of 25% from $94.6 million for the second quarter of 2004.

For the six months ended July 3, 2005, net income was $11.3 million, or $0.70 per diluted share. Net income for the six months ended June 27, 2004, totaled $8.4 million, or $0.53 per diluted share. Revenues for the first six months of 2005 were $220.9 million, an increase of 19% from $185.2 million for the first six months of 2004.

The Company indicated that higher shipment levels helped drive its second quarter results to the upper end of the guidance provided in the Company’s April 27, 2005, press release and April 28, 2005, investor conference call. The Company’s Chairman and Chief Executive Officer, David A. Bloss, Sr., said, “Our results for the quarter reflect the shipment of delayed project orders by our Energy Products segment and increased business activity in our industrial and aerospace markets. Despite the variable pattern of large project order bookings within our Energy Products segment, quotation activity remains strong and our backlogs continue to be well ahead of last year in substantially all of the Company’s primary markets.”

During the first half of 2005, the Company generated $12.2 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared to $9.5 million of free cash flow generated in the first half of 2004. Uses of free cash flow for 2005 include incremental capital expenditures totaling $4.1 million related to two new facilities, one in the Netherlands and an expanded one being constructed in China.

Revenues for the Company’s CIRCOR Energy Products segment increased 40% to $55.7 million from $39.7 million in the second quarter of last year and were up 23% on a year-to-date basis primarily due to the increase in shipments to international oil and gas projects. Incoming orders for the quarter were down 15% compared to the second quarter 2004 and, sequentially, decreased 7%. Mr. Bloss reiterated, however, that, “Market activity remains very healthy within the oil and gas sector. The negative order comparisons this quarter are primarily the result of the high volume of large project orders booked during the second quarter of 2004. Incoming orders for this segment have increased 8% on a year-to-date basis while backlogs have increased 22% compared to last year. We expect that project bookings for the third quarter will be healthy based upon letters of intent we have received thus far.” Mr. Bloss added, “This segment achieved adjusted operating margins of 10.7% (excluding special charge items) for the second quarter 2005 primarily due to record second quarter shipments from our Pibiviesse business unit in Italy that serves the international project markets as well as profitability improvements in our North American operations. While producing higher margins than the average of the past several quarters, these operational improvements were somewhat offset by higher metals costs and approximately $0.2 million in pretax costs associated with the initial phases of the consolidation of the Mallard operations into our Oklahoma City facility.”

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were up 15% to $62.9 million for the second quarter compared to $54.9 million for the same period last year and up 16% on a year-to-date basis. Excluding acquisitions, incoming orders for this segment were up 10% compared to the second quarter last year, while backlog at quarter-end increased 5% versus last year, and increased 4% sequentially. Operating income for this segment increased 22% during the second quarter of 2005 and adjusted operating margin was 12.1% (excluding special charge items) compared to 11.4% during the same period last year. Mr. Bloss noted, “The results for this segment benefited from stronger industrial market conditions that were partially offset by two factors, higher metal costs and unabsorbed manufacturing expenses due to manufacturing process improvement activities that allowed us to reduce the amount of inventory we carry at our instrumentation products operations.”

CIRCOR provided guidance for its third quarter 2005 results, indicating that it expects earnings to be in the range of $0.28 to $0.31 per diluted share excluding special charges and other costs associated with the consolidation of the Mallard operations into the Oklahoma City facility, compared to $0.22 per share in the third quarter last year. Third quarter estimates include an anticipated $5.0 million to $6.0 million reduction of inventory as a consequence of the progress in the Company’s previously announced implementation of lean operating principles at its major manufacturing facilities. Mr. Bloss commented on the Company’s outlook stating, “Our transition to a lean operating environment is starting to allow us to reduce floor space and inventory requirements and to complete our latest phase of facility consolidations. While these actions will have some negative impacts on near term results due to the costs of implementation and related under absorption, they are designed to improve our operating performance going forward. In addition, our healthy market conditions should allow us to accelerate our transition as we increase our inventory turns within a strong demand environment.”

CIRCOR International has scheduled a conference call to review its results for the second quarter of 2005 on Friday, August 5, 2005, at 2:00 pm ET. Interested parties may access the call by dialing (800) 289-0496 or (913) 981-5519. A replay of the call will be available from 5:00 pm ET on August 5, 2005 through midnight on August 11, 2005. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #9881426 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, August 4, 2005, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the company’s website by August 9, 2005.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our lean and acquisition strategies. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004
Net revenues	$118,657	$94,552	$220,895	$185,249
Cost of revenues	84,121	66,878	153,418	129,282

GROSS PROFIT	34,536	27,674	67,477	55,967
Selling, general and administrative expenses	24,043	20,557	48,134	41,082
Special charges	133	—	437	38

OPERATING INCOME	10,360	7,117	18,906	14,847

Other (income) expense:
Interest income	(229)	(184)	(314)	(355)
Interest expense	896	1,156	1,768	2,347
Other (income) expense, net	204	(193)	23	(50)

Total other expense	871	779	1,477	1,942

INCOME BEFORE INCOME TAXES	9,489	6,338	17,429	12,905
Provision for income taxes	3,321	2,216	6,100	4,515

NET INCOME	$6,168	$4,122	$11,329	$8,390

Earnings per common share:
Basic	$0.39	$0.27	$0.73	$0.55
Diluted	$0.38	$0.26	$0.70	$0.53

Weighted average common shares outstanding:
Basic	15,676	15,334	15,597	15,321
Diluted	16,171	15,908	16,089	15,946

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	July 3, 2005	June 27, 2004
OPERATING ACTIVITIES
Net income	$11,329	$8,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,183	5,033
Amortization	265	115
Compensation expense of stock-based plans	475	304
Loss on disposal of property, plant and equipment	20	11
Loss on write-down of property, plant and equipment	—	100
Gain on disposal of assets held for sale	—	(387)
Gain on sale of marketable securities	—	—
Equity in undistributed earnings of affiliates	(105)	(44)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(5,793)	1,785
Inventories	(9,745)	(5,624)
Prepaid expenses and other assets	(290)	(729)
Accounts payable, accrued expenses and other liabilities	18,793	4,593

Net cash provided by operating activities	20,132	13,547

INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,804)	(2,869)
Proceeds from disposal of property, plant and equipment	7	732
Proceeds from sale of assets held for sale	—	3,030
Business acquisitions, net of cash acquired	(41,497)	(12,156)
Purchase price adjustments on previous acquisitions	(596)	(1,010)
Purchase of investments	—	(1,456)
Proceeds from sale of investments	—	1,456
Other	—	(15)

Net cash used in investing activities	(48,890)	(12,288)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	2,645	125
Payments of long-term debt	(3,135)	(3,462)
Dividends paid	(1,175)	(1,149)
Proceeds from the exercise of stock options	2,756	243

Net cash provided by (used in) financing activities	1,091	(4,243)

Effect of exchange rate changes on cash and cash equivalents	(1,717)	(691)

DECREASE IN CASH AND CASH EQUIVALENTS	(29,384)	(3,675)
Cash and cash equivalents at beginning of year	58,653	58,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,269	$54,527

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	July 3, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$29,269	$58,653
Investments	4,026	4,155
Trade accounts receivable, less allowance for doubtful accounts of $2,150 and $2,549, respectively	68,777	64,521
Inventories	114,491	105,150
Prepaid expenses and other current assets	4,746	2,414
Deferred income taxes	4,705	6,953
Assets held for sale	1,319	—

Total Current Assets	227,333	241,846

Property, Plant and Equipment, net	59,871	59,302

Other Assets:
Goodwill	143,755	120,307
Intangibles, net	4,840	1,424
Other assets	10,194	5,539

Total Assets	$445,993	$428,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,018	$38,023
Accrued expenses and other current liabilities	33,220	30,490
Income taxes payable	2,432	1,362
Notes payable and current portion of long-term debt	15,550	15,051

Total Current Liabilities	99,220	84,926

Long-Term Debt, net of current portion	28,116	27,829
Deferred Income Taxes	7,651	6,932
Other Non-Current Liabilities	10,863	10,646
Minority Interest	—	4,650
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,705,399 and 15,430,305 issued and outstanding, respectively	157	154
Additional paid-in capital	212,966	208,392
Retained earnings	74,447	64,293
Accumulated other comprehensive income	12,573	20,596

Total Shareholders’ Equity	300,143	293,435

Total Liabilities and Shareholders’ Equity	$445,993	$428,418

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004
ORDERS
Instrumentation & Thermal Fluid Controls	$62,087	$54,153	$128,521	$111,253
Energy Products	42,188	49,598	87,713	81,473

Total orders	$104,275	$103,751	$216,234	$192,726

	July 3, 2005	December 31, 2004
BACKLOG
Instrumentation & Thermal Fluid Controls	$61,970	$39,819
Energy Products	66,677	75,923

Total backlog	$128,647	$115,742

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$51,639	$54,864	$52,966	$59,187	$218,656	$61,025	$62,908	$123,933
Energy Products	39,058	39,688	36,794	47,638	163,178	41,213	55,749	96,962

Total	90,697	94,552	89,760	106,825	381,834	102,238	118,657	220,895

OPERATING MARGIN

Instrumentation & TFC	11.2%	11.4%	10.9%	10.5%	11.0%	14.8%	12.1%	13.4%
Energy Products	10.9%	7.7%	7.8%	-2.3%	5.6%	8.0%	10.7%	9.5%
Segment operating margin	11.1%	9.8%	9.7%	4.7%	8.7%	12.0%	11.5%	11.7%
Corporate expenses	-2.5%	-2.3%	-2.9%	-3.6%	-2.8%	-3.4%	-2.6%	-3.0%
Special charges	0.0%	0.0%	-0.3%	0.0%	-0.1%	-0.3%	-0.1%	-0.2%
Total operating margin	8.5%	7.5%	6.5%	1.2%	5.7%	8.4%	8.7%	8.6%

OPERATING INCOME

Instrumentation & TFC (excl. special charges)	5,776	6,239	5,786	6,188	23,989	9,004	7,641	16,645
Energy Products (excl. special charges)	4,251	3,066	2,877	(1,116)	9,078	3,290	5,957	9,247

Segment operating income (excl. special charges)	10,027	9,305	8,663	5,072	33,067	12,294	13,598	25,892
Corporate expenses	(2,259)	(2,188)	(2,585)	(3,798)	(10,830)	(3,443)	(3,105)	(6,548)
Special charges	(38)	—	(265)	—	(303)	(305)	(133)	(438)

Total operating income	7,730	7,117	5,813	1,274	21,934	8,546	10,360	18,906

INTEREST EXPENSE, NET	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(1,454)
OTHER (EXPENSE) INCOME, NET	(143)	193	241	(57)	234	181	(204)	(23)

PRETAX INCOME	6,567	6,338	5,053	520	18,478	7,940	9,489	17,429
PROVISION FOR INCOME TAXES	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(6,100)

EFFECTIVE TAX RATE	35.0%	35.0%	35.0%	75.0%	36.1%	35.0%	35.0%	35.0%
NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$11,329

Weighted Average Common Shares Outstanding (Diluted)	16,001	15,908	15,825	15,932	15,877	16,054	16,171	16,089

EARNINGS PER COMMON SHARE (Diluted)	$0.27	$0.26	$0.21	$0.01	$0.74	$0.32	$0.38	$0.70

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.27	$0.26	$0.22	$0.01	$0.76	$0.33	$0.39	$0.72

EBIT	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$18,883
Depreciation	2,680	2,353	2,528	2,103	9,664	2,597	2,586	5,183
Amortization of intangibles	77	38	38	39	192	38	227	265

EBITDA	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$24,331

EBITDA AS A PERCENT OF SALES	11.4%	10.3%	9.6%	3.1%	8.4%	11.1%	10.9%	11.0%

CAPITAL EXPENDITURES	$1,294	$1,575	$757	$1,661	$5,287	$3,668	$3,136	$6,804

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

		2004					2005
		1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]		$2,254	$7,275	$4,438	$7,692	$21,659	$(412)	$12,565	$12,153
ADD:	Capital expenditures	1,294	1,575	757	1,661	5,287	3,668	3,136	6,804
	Dividends paid	573	576	576	578	2,303	586	589	1,175

NET CASH PROVIDED BY OPERATING ACTIVITIES		$4,121	$9,426	$5,771	$9,931	$29,249	$3,842	$16,290	$20,132

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]		$(8,706)	$(4,054)	$(9,918)	$(19,928)	$(19,928)	$15,367	$10,371	$10,371
ADD:	Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	29,269
	Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,026

TOTAL DEBT		$58,936	$57,990	$58,090	$42,880	$42,880	$44,426	$43,666	$43,666

NET DEBT AS % OF NET CAPITALIZATION		-3.3%	-1.5%	-3.6%	-7.3%	-7.3%	4.9%	3.3%	3.3%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]		$267,728	$276,260	$275,870	$273,507	$273,507	$313,378	$310,514	$310,514
LESS:	Total debt	(58,936)	(57,990)	(58,090)	(42,880)	(42,880)	(44,426)	(43,666)	(43,666)
ADD:	Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	29,269
	Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,026

TOTAL SHAREHOLDERS’ EQUITY		276,434	280,314	285,788	293,435	293,435	298,011	300,143	300,143
ADD:	Total debt	58,936	57,990	58,090	42,880	42,880	44,426	43,666	43,666

TOTAL CAPITAL		$335,370	$338,304	$343,878	$336,315	$336,315	$342,437	$343,809	$343,809

TOTAL DEBT / TOTAL CAPITAL		17.6%	17.1%	16.9%	12.7%	12.7%	13.0%	12.7%	12.7%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET]		$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$18,883
LESS:	Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(1,454)
	Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(6,100)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$11,329

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]		$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$24,331
LESS:
	Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(1,454)
	Depreciation	(2,680)	(2,353)	(2,528)	(2,103)	(9,664)	(2,597)	(2,586)	(5,183)
	Amortization of intangibles	(77)	(38)	(38)	(39)	(192)	(38)	(227)	(265)
	Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(6,100)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$11,329

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]		$4,293	$4,122	$3,455	$130	$11,997	$5,359	$6,254	$11,614
LESS:	Special charges, net of tax	(25)	—	(172)	—	(194)	(198)	(86)	(285)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$11,329